UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 29, 2020

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176

(State or other jurisdiction		(I.R.S. Employer
of incorporation)	(Commission File Number)	Identification Number)

100 Summer Street, Suite 2300
Boston, Massachusetts	02110

(Address of principal
executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 29, 2020, Ironwood Pharmaceuticals, Inc. (“Ironwood”) announced that it plans to discontinue development of IW-3718, its development program for the treatment of refractory gastroesophageal reflux disease. In connection with this decision, Ironwood announced its intention to reduce its workforce by approximately 100 full-time employees, or nearly 35% of its current workforce. This workforce reduction is expected to affect both field-based and home-office employees, including the relevant general and administrative support functions. Ironwood expects to substantially complete the reduction in its workforce in the first quarter of 2021. Following the changes, Ironwood expects to have approximately 210 full-time employees.

Ironwood estimates that, in connection with discontinuing development of IW-3718, it will incur aggregate charges of approximately $10 million to $12 million, primarily for one-time employee severance and benefit costs that are expected to be incurred in the fourth quarter of 2020.  Approximately 75% of these charges are expected to result in cash expenditures.

This Current Report on Form 8-K contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about Ironwood's expectations regarding its plan to discontinue development of IW-3718; the extent, impacted functions and timing of the planned workforce reduction; and the estimated financial impact, and the nature and timing thereof, associated with discontinuing IW-3718 development. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the difficulty of predicting the extent, financial impact or timing of the reduction in force and other costs related to discontinuing IW-3718 development, including the risk that the actual financial impact could vary materially from the outcomes anticipated; and the risks listed under the heading “Risk Factors” and elsewhere in Ironwood's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and in Ironwood's subsequent SEC filings. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Ironwood undertakes no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: September 29, 2020	By:	/s/ Gina Consylman
Name: Gina Consylman
Title: Senior Vice President, Chief Financial Officer